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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-71851) any on Form S-3 (File No. 333-74189) of Algos Pharmaceutical Corporation (a development stage enterprise) of our report dated February 14, 2000 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 30, 2000